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                             BW-3 FRANCHISE SYSTEMS, INC

                              AREA DEVELOPMENT AGREEMENT




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                                  TABLE OF CONTENTS

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ARTICLE                                                                            PAGE
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
I.     GRANT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
II.    DEVELOPMENT FEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
III.   DEVELOPMENT SCHEDULE AND MANNER OF EXERCISING OPTIONS . . . . . . . . . . . .3
IV.    TERM. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
V.     YOUR DUTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
VI.    PROPRIETARY MARKS/CONFIDENTIALITY . . . . . . . . . . . . . . . . . . . . . .4
VII.   DEFAULT AND TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . .5
VIII.  RIGHTS AND DUTIES OF PARTIES UPON TERMINATION OR EXPIRATION . . . . . . . . .5
IX.    YOUR ORGANIZATION, OPERATION AND OWNERSHIP. . . . . . . . . . . . . . . . . .6
X.     TRANSFERABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
XI.    COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
XII.   NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
XIII.  INDEPENDENT CONTRACTOR AND INDEMNIFICATION. . . . . . . . . . . . . . . . . .9
XIV.   MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
XV.    APPLICABLE LAW. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
XVI.   ACKNOWLEDGEMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10


EXHIBITS

A.     DESIGNATED TERRITORY. . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

B.     DEVELOPMENT SCHEDULE. . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
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                            bw-3 FRANCHISE SYSTEMS, INC.
                             AREA DEVELOPMENT AGREEMENT


       This Area Development Agreement (this "Agreement") is entered into this ______ day of ____________________, 19___ by and between bw-3 FRANCHISE SYSTEMS, INC., an Ohio corporation which has its principal place of business at 1919 Interchange Tower, 600 South Highway 169, Minneapolis, Minnesota 55426 ("we" or "us"), and _____________________________________________________________________
_________ which has its principal place of business at _________________________
________________________________________________________________________________
("you"). If you are a corporation, partnership or limited liability company, certain provisions of the Agreement also apply to your owners and will be noted.


                                     BACKGROUND:

       A. Our parent company has developed a unique system ("System") for establishing and operating restaurants which use the mark "BUFFALO WILD WINGS" and which feature chicken wings, sandwiches, and other products and beverages, which are all prepared according to specified recipes and procedures ("Menu Items"), some of which use proprietary mixes ("Trade Secret Food Products"), and has granted to us the right to sublicense the System to others.

       B. The distinguishing characteristics of the System include, without limitation, distinctive exterior and interior layout, design and color scheme, signage, decorations, furnishings and materials, special recipes, formulae, menus and food and beverage designations, Confidential Manuals, food and beverage storage, preparation, service and delivery procedures and techniques, operating procedures for sanitation and maintenance, and methods and techniques for inventory and cost controls, record keeping and reporting, purchasing, sales promotion and advertising, Trade Secret Food Products, if any, all of which may be changed, improved and further developed from time to time.

       C. Our parent company is the owner of the trade names, service marks and trademarks "BUFFALO WILD WINGS", "bw-3" and such other trade names, service marks, and trademarks as are now designated (and may later be designated by us in writing) as part of the System ("Marks").

       D. We grant to qualified persons options to obtain franchises to develop and operate several Buffalo Wild Wings Restaurants offering food products and services authorized and approved by us and utilizing the System and Marks.

       E. You have applied to obtain the right to develop Buffalo Wild Wings Restaurants and your application has been approved by us in reliance upon all of your representations.

       F. You understand and acknowledge the importance of our high and uniform standards of quality, operations, and service and the necessity of operating your business in strict conformity with our standards and specifications.

                                    AGREEMENTS:

       We and you agree as follows:

I.     GRANT

       A. We grant to you, under the terms and conditions of this Development Agreement, options to obtain franchises to establish and operate _______________ ___________________ (specify number) Buffalo Wild Wings Restaurants, (the


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"Franchised Restaurants") within the territory described on EXHIBIT A attached hereto and incorporated herein by this reference ("Designated Territory").

       B. You shall be bound by the development schedule ("Development Schedule") set forth in Paragraph III.A. Time is of the essence. Each Franchised Restaurant shall be established and operated pursuant to a separate Franchise Agreement to be entered into by you and us pursuant to Paragraph III.B. The Franchise Agreement (the "Franchise Agreement") shall be our then-current form of Franchise Agreement which you acknowledge may be substantially different from the form of Franchise Agreement currently used by us.

       C. If you are in compliance with the Development Schedule set forth on EXHIBIT B ("Development Schedule"), we will not operate or grant anyone else a franchise to operate a Buffalo Wild Wings or bw-3 Restaurant business in the Designated Territory prior to the expiration of the Development Schedule, except as otherwise provided in this Agreement.

       D. You acknowledge and agree that we have the right, in our sole discretion, to grant other franchises outside of the Designated Territory as we deem appropriate. Although we will not operate a Buffalo Wild Wings or bw-3 business within the Designated Territory, we reserve the right, both within and outside of the Designated Territory, to offer and sell at special events (at our option, if you elect not to participate in such events) or at wholesale, through channels of distribution distinct from those of a Franchised Restaurant, products and services which comprise, or may in the future comprise a part of the System, which products may be resold at retail to the general public by such entities. Further, you acknowledge that certain locations within the Designated Territory are by their nature unique and separate in character from sites generally developed as Franchised Restaurants. As a result, you agree that the following locations ("Special Sites") are excluded from the Designated Territory and we shall have the right to develop (by direct ownership or franchising ) such locations: 1) public transportation facilities, including airports, train stations and bus stations; 2) military bases; 3) sports facilities including race tracks; and 4) amusement parks/theme parks. We also reserve the right to market and sell Menu Items and Trade Secret Food Products on the Internet/World Wide Web.

       E. This Agreement is not a Franchise Agreement and you shall have no right to use in any manner the Marks by virtue of this Agreement. You shall have no right under this Agreement to subfranchise others to operate a business or use the System or the Marks.

II.    DEVELOPMENT FEE

       A. As consideration for the rights and options granted herein, you pay us a "Development Fee" of $___________, representing $12,500.00 times the number of Franchised Restaurant for which you are granted options under this Agreement. The Development Fee is consideration for this Agreement and not consideration for any franchise agreement, is fully earned by us upon execution of this Agreement and is non-refundable. In addition, you shall pay us an "Initial Franchise Fee" of $12,500.00 for each of the Franchised Restaurants for which you hold an option under this Agreement. The Initial Franchise Fee for the first Franchised Restaurant shall be paid at the time of execution of this Agreement, together with the execution by you of the Franchise Agreement for the first Franchised Restaurant for which you hold an option. The total amount to be paid by you at the time of execution of this Agreement pursuant to this Paragraph, including both the Development Fee and the Initial Franchise Fee for your first Franchised Restaurant is $_____________. The initial Franchise Fee for each subsequent Franchised Restaurant for which you hold an option hereunder shall be due as specified in Section II.B.

       B. You shall submit a separate application for each Franchised Restaurant to be established by you within the Designated Territory. Upon our approval of the site of your Franchised Restaurant, a separate Franchise Agreement shall be executed for each such Restaurant, at which time payment in an amount equal to Twelve Thousand Five Hundred Dollars ($12,500) per Franchised Restaurant is due and owing. Such payment represents the balance of the appropriate individual franchise fee, as described above in Paragraph II.A.
Upon the execution of each Franchise Agreement, the terms and conditions of such Franchise Agreement shall control the establishment and operation of such Restaurant.


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III.   DEVELOPMENT SCHEDULE AND MANNER OF EXERCISING OPTIONS

       A. You will be bound by and strictly follow the Development Schedule. Time is of the essence. By the dates set forth under the Development Schedule ("Option Period(s)"), you shall exercise options and enter into Franchise Agreements with us pursuant to this Agreement for the number of Franchised Restaurants described under the Development Schedule. You shall at all times after the expiration of each of the Option Periods continuously maintain in operation pursuant to each Franchise Agreement at least the number of Franchised Restaurants set forth on the Development Schedule, provided however that such obligation does not apply to facilities that are transferred in accordance with the provisions of the Franchise Agreement, or are closed due to force majeure.

       B. You will exercise each option for development of a Franchised Restaurant granted under this Agreement by giving us written notice of your intention to exercise such option at least thirty (30) days prior to the date set forth in the Development Schedule by which you must execute a Franchise Agreement for the particular Franchised Restaurant. After receipt of your notice of intention to exercise, we have the right to review and approve you as meeting our then-current standards for franchisees. You agree to cooperate with us and furnish us with such information as we may request to make this determination. Subject to our approval, you must execute the then-current form of Franchise Agreement for the particular Franchised Restaurant and pay the Initial Franchise Fee set forth in Paragraph II.B. by the deadline set forth in the Development Schedule.

We will execute a Franchise Agreement with you only if (i) we approve you as meeting our then-current standards for franchisees, (ii) you are in compliance with all requirements and obligations of this Agreement and all other agreements between us and you, and (iii) you are in compliance with all of your respective obligations under individual franchise agreements.

IV.    TERM

       Unless sooner terminated in accordance with the terms of this Agreement, the term of this Agreement and all rights granted hereunder shall expire on the termination date of our acceptance and execution of a Franchise Agreement for the last of the Buffalo Wild Wings Restaurants to be established pursuant to the Development Schedule.

V.     YOUR DUTIES

       You shall perform the following obligations:

            1. You shall comply with all terms and conditions set forth in this Agreement.

            2. You shall comply with all of the terms and conditions of each Franchise Agreement. including without limitation the operating requirements specified in each Franchise Agreement.

            3. In accordance with the terms of Paragraph VI of this Agreement, you shall at all times preserve in confidence any and all materials and information furnished or disclosed to you by us and designated by us as confidential, and you shall disclose such information or materials only to such of your employees or agents who must have access to it in connection with their employment. In accordance with the terms of Paragraph VI of this Agreement, you shall not at any time, without our prior written consent, copy, duplicate, record or otherwise reproduce such materials or information, in whole or in part, nor otherwise make the same available to any unauthorized person.

            4. You shall comply with all requirements of federal, state and local laws, rules and regulations.

            5. If you at some time in the future desire to make either a public or a private offering of your securities, prior to such offering and sale, and prior to the public release of any statements, data, or other information of any kind relating to the proposed offering of your securities, you shall secure our written approval, which approval shall not be unreasonably withheld. You shall secure our prior written approval of any and all press releases, news releases and any and all other publicity, the primary purpose of which is in the public interest in its offering. Only after we have given our written approval may you proceed to file, publish, issue, and release and make public any said data, material


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and information regarding the securities offering.  It is specifically understood that any review by us is solely for our own information, and our approval shall not constitute any kind of authorization, acceptance, agreement, endorsement, approval, or ratification of the same, either expressly or implied. You shall make no oral or written notice of any kind whatsoever indicating or implying that we and/or our affiliates have any interest in the relationship whatsoever to the proposed offering other than acting as Franchisor. You agree to indemnify, defend, and hold us harmless, and our owners, directors, officers, successors and assigns harmless from all claims, demands, costs, fees, charges, liability or expense (including attorneys' fees) of any kind whatsoever arising from your offering of information published or communicated in actions taken with regard thereto.

VI.    PROPRIETARY MARKS/CONFIDENTIALITY

       A. Notwithstanding any provision to the contrary under this Agreement, it is understood and agreed that this Agreement does not grant you any right to use the Marks or to use any of our trade secret and/or Confidential Information, as defined below. Further, it is understood and agreed that this Agreement does not grant you any right to any copyright or patent which we now own or may later own. Your license to use the Marks, trade secrets (and/or Confidential Information), or copyrights is granted only under the individual Franchise Agreements.

       B. You and your owners, officers, directors, partners, members and managers if any, acknowledge that your entire knowledge of the operation of a Buffalo Wild Wings business including the knowledge or know-how regarding the specifications, standards and operating procedures of the services and activities, is derived from information disclosed to you by us and that certain of such information is proprietary, confidential and constitute our trade secrets. The term "trade secrets" refers to the whole or any portion of know-how, knowledge, methods, specifications, processes, procedures and/or improvements regarding the business that is valuable and secret in the sense that it is not generally known to our competitors. You and your officers, directors, shareholders, partners and members, if any, jointly and severally, agree that at all times during and after the term of the franchise, you will maintain the absolute confidentiality of all such proprietary information and will not disclose, sell or use any such information in any other business or in any manner not specifically authorized or approved in advance in writing by us.

       C. You and your officers, directors, shareholders, partners, members and, managers, if any, shall divulge such trade secret and confidential information only to such of your employees as must have access to it in order to perform obligations under this Agreement and the individual Franchise Agreements. Any and all information, knowledge and know-how of ours, including, without limitation, the Manuals, specifications and standards concerning the operation of Franchised Restaurants and other materials and information provided to us which we designate as confidential, shall be deemed confidential for purposes of this Agreement, except information which you can demonstrate lawfully came to your attention prior to disclosure by us, or which, at the time of disclosure by us to you, had lawfully become a part of the public domain, through publication or communication by others, or which, after disclosure to you by us, lawfully becomes a part of the public domain, through publication or communication by others. All references in this Agreement to the Manuals include the entire series of Manuals we may designate as the Manuals, including, but not limited to restaurant design criteria, restaurant operations, forms index, approved vendors, and new products list.

       D. Due to the special and unique nature of our trade secrets, confidential information, proprietary marks and Manuals, you and your officers, directors, shareholders, partners, members and managers, if any, hereby, jointly and severally, agree and acknowledge that we shall be entitled to immediate equitable remedies, including but not limited to, restraining orders and injunctive relief in order to safeguard our proprietary, confidential, unique, and special information and you acknowledge that money damages alone would be an insufficient remedy with which to compensate us for any breach of the terms of Paragraph VI of this Agreement. Furthermore, you agree that all of your employees having access to our trade secrets, confidential and proprietary information and any officers, directors, shareholders, partners, members, managers and other employees designated by us shall be required to execute confidentiality agreements acceptable to us.


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VII.   DEFAULT AND TERMINATION

       A. The options and territorial protection granted to you in this Agreement have been granted in reliance on your representations and warranties, and strictly on the conditions set forth in Paragraphs I and III of this Agreement, including, without limitation, the condition that you comply strictly with the Development Schedule.

       B. You shall be deemed in default under this Agreement, and all rights granted herein shall automatically terminate without notice if: (i) you become insolvent, commit any affirmative action of insolvency or file any action or petition of insolvency, (ii) a receiver (permanent or temporary) of your property is appointed by a court of competent authority, (iii) you make a general assignment for the benefit of your creditors, (iv) a final judgment remains unsatisfied of record for thirty (30) days or longer (unless supersedeas bond is filed), (v) execution is levied against your business or property, or
(vi) suit to foreclose any lien or mortgage against his premises or equipment is instituted against you and not dismissed within thirty (30) days, or is not in the process of being dismissed.

       C.   You shall further be deemed in default under this Agreement if you:
(i) fail to exercise options and enter into Franchise Agreements with us pursuant to this Agreement for the Franchised Restaurants within any Option Period as set forth on the Development Schedule, (ii) fail to comply with any other terms and conditions of this Agreement, (iii) makes or attempts to make a transfer or assignment in violation of Paragraph IX.C. hereof, or (iv) fails to comply with the terms and conditions of any individual Franchise Agreement or of any other agreement to which you and we are parties. Upon any such default, we, in our discretion, may do any one or more of the following:

            1. Terminate this Agreement and all rights granted hereunder without affording you any opportunity to cure the default, effective immediately upon receipt by you of written notice from us;

            2 Reduce the number of Franchised Restaurants, without any reduction of the Development Fee, which are subject to options granted to you pursuant to this Agreement;

            3. Terminate or reduce in any manner, in our discretion, the territorial protection granted to you in Paragraph I; and

            4.   Exercise any other rights and remedies which we may have.

       D. Upon termination of the Agreement, all remaining options granted you to establish Franchised Restaurants under this Agreement shall automatically be revoked and shall be null and void. You shall not be entitled to any refund. You shall have no right to establish or operate any business for which a Franchise Agreement has not been executed by us. We shall be entitled to establish, or to franchise others to establish, Franchised Restaurants in the Designated Territory except as may be otherwise provided under any Franchise Agreement which has been executed between us and you and which has not been terminated. No default under this Agreement shall constitute a default under any individual Franchise Agreement, except to the extent that any default under this Agreement constitutes a default under the terms of any Franchise Agreement. Notwithstanding the above, you must comply with the terms and conditions of each Franchise Agreement.

       E. No right or remedy herein conferred upon or reserved to us is exclusive of any other right or remedy provided or permitted by law or equity.

VIII.  RIGHTS AND DUTIES OF PARTIES UPON TERMINATION OR EXPIRATION

       Upon termination or expiration, this Agreement and all rights granted hereunder to you shall forthwith terminate, and:

       A. You shall immediately cease to operate your business under this Agreement. and shall not thereafter, directly or indirectly, represent to the public or hold yourself out as a present or former developer of ours.


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       B.   Except as permitted under the terms of any individual Franchise
Agreement in effect, you shall immediately and permanently cease to use, by advertising or in any other manner whatsoever, any confidential methods, procedures and techniques associated with the System, the Marks or any trade name, trademark or service mark confusingly similar thereto, and any distinctive form, slogans, signs, symbols, logos or devices associated with the Marks or System. In particular, you shall cease to use, without limitation, all signs, advertising materials, stationery, forms, and any other articles which display the Marks associated with the System.

       C. You shall take such action as may be necessary to cancel or assign to us or our designee, at our option, any assumed name or equivalent registration which contains the name or words "BUFFALO WILD WINGS ", "BW-3" or any other Mark of ours, and you shall furnish us with evidence satisfactory to us of compliance with this obligation within thirty (30) days after termination or expiration of this Agreement.

       D. You agree, in the event you continue to operate or subsequently begin to operate any other business, not to use any reproduction, counterfeit, copy or colorable imitation of the Marks either in connection with such other business or the promotion thereof, which is likely to cause confusion, mistake or deception, or which is likely to dilute our rights in and to the Marks and further agrees not to utilize any designation of origin or description or representation which falsely suggests or represents an association or connection with us so as to constitute unfair competition. You shall make such modifications or alterations to your operations (including, without limitation, the changing of the telephone number) immediately upon termination or expiration of this Agreement as may be necessary to prevent any association between us or the System and any business thereon subsequently operated by you or others, and shall make such specific additional changes thereto as we may request for that purpose, including, without limitation, removal of all distinctive physical and structural features identifying the System. In the event you fail or refuse to comply with the requirements of this Paragraph, we shall have the right to enter upon your premises, without being guilty of trespass or any other tort, for the purpose of making or causing to be made such changes as may be required at your expense, which expense you agree to pay upon demand.

       E. You shall promptly pay all sums owing to us and our affiliates. In the event of termination for any default by you, such sums shall include all damages, costs, and expenses, including reasonable attorneys' fees, incurred by us as a result of the default.

       F. You shall pay to us all damages, costs and expenses, including reasonable attorneys' fees, incurred by us subsequent to the termination or expiration of the rights herein granted in obtaining injunctive or other relief for the enforcement of any provisions of this Paragraph, Paragraph VI or Paragraph X.

       G. Upon termination or expiration of this Agreement, you shall assign to us or our designee, all your right, title, and interest in and to your telephone numbers and shall notify the telephone company and all listing agencies of the termination or expiration of your right to use any telephone number in any regular, classified or other telephone directory listing associated with the Marks and to authorize transfer of same at our direction.

       H. You shall comply with the covenants contained in Paragraphs VI and X of this Agreement.

       I. All of our and your obligations which expressly or by their nature survive the expiration or termination of this Agreement shall continue in full force and effect subsequent to and notwithstanding its expiration or termination and until they are satisfied or by their nature expire.

       The foregoing paragraphs in this Paragraph VIII are not intended and shall not be interpreted to grant or entitle you to use any of the Marks or other proprietary rights of ours or to obtain any of our trade secrets or confidential information.

IX.    YOUR ORGANIZATION, OPERATION AND OWNERSHIP

       If you are a corporation, partnership, limited liability company or other entity:

       A. If we request from time to time, you shall furnish us with your Articles of Incorporation, Articles of Organization, operating Agreement, By-Laws and other governing documents (and any amendments or modifications


                                          6
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thereof), minutes and resolutions and all agreements or other documents, records and information pertaining to your existence and operation.

       B. You shall confine your business activities exclusively to the establishment, management and operation of Buffalo Wild Wings Restaurants pursuant to agreements with us.

       C. You shall, at the same time you execute this Agreement, and at such other times as we may request, disclose the name and address of each person or entity holding a beneficial interest in you, and you shall not issue any additional securities, nor allow the "Transfer" (as defined in Paragraph X) of any of your outstanding securities, except as provided in Paragraph X. You shall cause all persons or entities owning any interest in you to sign the Owner Agreement in the form we provide.

       D. You shall at all times comply with all applicable laws, ordinances, rules and regulations of governmental bodies.

X.     TRANSFERABILITY

       A. We have the right to transfer all or any part of our rights or obligations under this Agreement to any person or legal entity.

       B. This Agreement is entered into by us with specific reliance upon your personal experience, skills and managerial and financial qualifications. Consequently, this Agreement, and your rights and obligations under it, are and shall remain personal to you. Any proposed Transfer by you or by any of your investors (regardless of the form of Transfer) shall be subject to the same terms and conditions contained in the first individual Franchise Agreement. As used herein, the term "Transfer" shall mean any sale, assignment, gift, pledge, mortgage or any other encumbrance, transfer by bankruptcy, transfer by judicial order, merger, consolidation, share exchange, transfer by operation of law or otherwise, whether direct or indirect, voluntary or involuntary, of this Agreement or any interest in it, or any rights or obligations arising under it, or of any material portion of your assets, or of any interest in you.

XI.    COVENANTS

       A. Unless otherwise specified, the term "you" as used in this Paragraph XI shall include, collectively and individually, all subsidiary entities of yours, all officers, directors, members, limited liability managers and holders of a beneficial interest of the securities or other ownership interests in you, and of any corporation or other entity directly or indirectly controlling you, if you are a corporation, and the general partner and limited partners if you are a partnership, and any member if you are a limited liability company.

       B. You covenant that, during the term of this Agreement except as otherwise approved in writing by us, you shall not, either directly or indirectly, for yourself, or through, on behalf of, or in conjunction with any person, persons, partnership, corporation or company:

            1. Divert or attempt to divert any business or customers of the Franchised Restaurants to any competitor, by direct or indirect inducement or otherwise, or do or perform, directly or indirectly, any other act injurious or prejudicial to the goodwill associated with the Marks or the System.

            2. Employ or seek to employ any person who is at that time employed by us or by any franchisee of ours, or otherwise directly or indirectly induce or seek to induce such person to leave his or her employment.

            3. Own, maintain, engage in, have any interest in, be employed in any managerial capacity in or provide consulting services to any restaurant or to any other business (including any business operated by you prior to entry into this Agreement) which specializes, in whole or in part, in the wholesale or retail sale or distribution of food and beverage products, catering or restaurant delivery the same as or similar to the types of products or services offered or provided in the System.


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       C.   You specifically acknowledge that you will receive valuable training and trade secret and confidential information, including, without limitation, information regarding the promotional, operational, sales, and marketing methods and techniques of ours and the System. Accordingly, you covenant that, except with our prior written approval, you shall not, for a period of two (2) years after the expiration or termination of this Agreement, regardless of the cause of termination, or within two (2) years of any Transfer own or operate, be employed in any managerial capacity in or provide consulting services with respect to the ownership and/or operation of, any restaurant or any other business (excluding Franchised Restaurants developed pursuant to this Agreement) which specialize, in whole or in part, in products or services the same as or similar to the types of products and services offered or provided in the System.

       D. Each of the foregoing covenants shall be construed as independent of any other covenant or provision of this Agreement. If all or any portion of a covenant in this Paragraph XI is held unreasonable or unenforceable by a court or agency having valid jurisdiction in an unappealed final decision to which we are a party, you shall be bound by any lesser covenant subsumed within the terms of such covenant that imposes the maximum duty permitted by law, as if the resulting covenant were separately stated in and made a part of this Paragraph XI.

       E. You understand and acknowledge that we have the right, in our sole discretion, to reduce the scope of any covenant set forth in Paragraph XI in this Agreement, or any portion thereof, without your consent, effective immediately upon receipt by you of written notice thereof, and you agree that you shall comply forthwith with any covenant as so modified, which shall be fully enforceable notwithstanding the provisions of Paragraph XVII hereof.

       F. We shall have the right to require all of your shareholders, partners, members, managers and any personnel performing managerial or supervisory functions and all personnel receiving special training from us to execute similar covenants in a form satisfactory to us.

       G. In addition to the foregoing covenants, you shall be bound by and comply with the covenants contained in each individual Franchise Agreement executed by you.

XII.   NOTICES

       Any and all notices required or permitted under this Agreement shall be in writing and shall be personally delivered or mailed by certified mail, return receipt requested, to the respective parties at the following addresses unless and until a different address has been designated by written notice to the other party:

       Notices to us:           bw-3 FRANCHISE SYSTEMS, INC.
                                1919 Interchange Tower
                                600 South Highway 169
                                Minneapolis, Minnesota 55426

       Copy to:                 Mary Beth Brody, Esq.
                                Fredrikson & Byron, P.A.
                                1100 International Centre
                                900 Second Avenue South
                                Minneapolis, Minnesota 55402

       Notices to you:          At the address specified on Page 1 of this
                                Agreement.

       Copy to:
                                ------------------------------------------------

                                ------------------------------------------------

                                ------------------------------------------------

       Any notice by certified mail shall be deemed to have been given at the date and time of mailing.

XIII.  INDEPENDENT CONTRACTOR AND INDEMNIFICATION

       A. It is understood and agreed by the parties hereto that this Agreement does not create a fiduciary relationship between them, that nothing in this Agreement is intended to constitute either party an agent, legal representative, subsidiary, joint venturer, partner, employee or servant of the other for any purpose whatsoever. Each party to this Agreement is an independent contractor, and neither shall be responsible for the debts or liabilities incurred by the other.

       B. You shall hold yourself out to the public as an independent contractor operating pursuant to this Agreement. You agree to take such actions as shall be necessary to that end.

       C. You understand and agree that nothing in this Agreement authorizes you to make any contract, agreement, warranty or representation on our behalf, or to incur any debt or other obligation in our name, and that we assume no liability for, and shall not be deemed liable by reason of, any act or omission of yours in your conduct of the business under this Agreement, or any claim or judgment arising therefrom. You agree to indemnify, defend, and hold us and our affiliates harmless from and against any and all claims, losses, damages and liabilities, however caused, arising directly or indirectly from, as a result of, or in connection with, the development, use and operation of your Franchised Restaurants, as well as the costs, including attorneys' fees, of defending against them (hereinafter "Franchise Claims"). Franchise Claims include, but are not limited to, those arising from any death, personal injury or property damage (whether caused wholly or in part through our active or passive negligence), latent or other defects in any Franchised Restaurant, or your employment practices. In the event a Franchise Claim is made against us, we reserve the right in our sole discretion to select our own legal counsel to represent our interests, at your cost.

XIV.   MISCELLANEOUS

       A. Whenever this Agreement requires our prior approval or consent, you shall make a timely written request to us, and, except as otherwise provided herein, any approval or consent granted must be in writing to be binding upon us.

       B. We make no warranties or guarantees upon which you may rely and we assume no liability or obligation to you or any third party to which we would not otherwise be subject, by providing any waiver, approval, advice, consent or services to you in connection with this Agreement, or by reason of any neglect, delay or denial of any request therefor.

       C. No failure of ours to exercise any power reserved to us in this Agreement or to insist upon compliance by you with any obligation or condition in this Agreement, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of our rights to demand exact compliance with the terms of this Agreement. Our waiver of any particular default shall not affect or impair our right in respect to any subsequent default of the same or of a different nature, nor shall any delay, forbearance, or omission of ours to exercise any power or right arising out of any breach or default by you of any of the terms, provisions, or covenants of this Agreement, affect or impair our rights, nor shall such constitute a waiver by us of any rights hereunder or rights to declare any subsequent breach or default.

       D. Each term and provision of this Agreement shall be deemed severable. Nothing in this Agreement shall confer upon any person or legal entity other than us or you and such of their respective successors and assigns as may be contemplated by Paragraph X hereof, any rights or remedies under or by reason of this Agreement.

       E. All captions in this Agreement are intended solely for the convenience of the parties, and none shall be deemed to affect the meaning or construction of any provision hereof. All references herein to gender and number shall be construed to include such other gender and number as the context may require, and all acknowledgements, promises, covenants, agreements and obligations herein made or undertaken by or on behalf of you and by any of your owners, directors, officers or employees shall be deemed jointly and severally undertaken by all the parties hereto on your behalf.

       F. This Agreement constitutes the entire, full, and complete Agreement between us and you concerning the subject matter hereof, and supersedes all prior agreements. No amendment, change, or variance from this Agreement shall be binding on either party unless mutually agreed to by the parties and executed by the parties in writing.

       G. For each business established pursuant to this Agreement, a separate Franchise Agreement shall be executed and an Individual Franchise Fee as prescribed by us shall be paid to us, subject only to the terms of Paragraph II of this Agreement. You understand and agree that any and all Franchise Agreements shall be construed and exist independently of this Agreement. The continued existence of each such Franchise Agreement shall be determined by the terms and conditions of such Franchise Agreement. Except as specifically set forth in this Agreement, the establishment and operation of each business shall be in accordance with the terms of the applicable Franchise Agreement.

XV.    APPLICABLE LAW

       A. THIS AGREEMENT TAKES EFFECT UPON ITS ACCEPTANCE AND EXECUTION BY FRANCHISOR AND SHALL BE INTERPRETED AND CONSTRUED UNDER THE LAWS OF THE STATE IN WHICH DEVELOPER'S FIRST FRANCHISED RESTAURANT IS TO BE LOCATED.

       B. ANY ACTION SOUGHT TO BE BROUGHT BY EITHER PARTY SHALL BE BROUGHT IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MINNESOTA, OR THE DISTRICT COURT FOR HENNEPIN COUNTY, STATE OF MINNESOTA, AND THE PARTIES DO HEREBY WAIVE ALL QUESTIONS OF PERSONAL JURISDICTION OR VENUE FOR THE PURPOSES OF CARRYING OUT THIS PROVISION.

       C. NO RIGHT OR REMEDY CONFERRED UPON OR RESERVED TO FRANCHISOR OR DEVELOPER BY THIS AGREEMENT IS INTENDED TO BE, NOR SHALL BE DEEMED, EXCLUSIVE OF ANY OTHER RIGHT OR REMEDY HEREIN OR BY LAW OR EQUITY PROVIDED OR PERMITTED, BUT EACH SHALL BE CUMULATIVE OF EVERY OTHER RIGHT OR REMEDY.

       D. NOTHING HEREIN CONTAINED SHALL BAR FRANCHISOR'S RIGHT TO OBTAIN INJUNCTIVE RELIEF AGAINST THREATENED CONDUCT THAT WILL CAUSE IT LOSS OR DAMAGES, UNDER THE USUAL EQUITY RULES, INCLUDING THE APPLICABLE RULES FOR OBTAINING RESTRAINING ORDERS AND PRELIMINARY INJUNCTIONS.

XVI.   ACKNOWLEDGEMENTS

       A. You acknowledge and agree that the success of the business venture contemplated to be undertaken by you by virtue of this Agreement is speculative and depends, to a large extent, upon your ability as an independent business person, and your active participation in the daily affairs of the business as well as other factors.

       B. You represent and acknowledge that you have received, read and understood this Agreement and our Uniform Franchise Offering Circular, that we have fully and adequately explained the provisions of each to your satisfaction, and that we have accorded you ample time and opportunity to consult with advisors of your own choosing about the potential benefits and risks of entering into this Agreement.

       IN WITNESS WHEREOF, the parties hereto have duly executed, sealed, and delivered this Agreement in triplicate on the day and year first above written. Your owners, directors and officers executing this Agreement below specifically agree, jointly and severally, to be bound by their respective representations, warranties and obligations hereunder.



ATTEST:                              bw-3 FRANCHISE SYSTEMS, INC.:


                                     By:
-------------------------               --------------------------------
Witness
                                        Its:
                                            ----------------------------





ATTEST:                              DEVELOPER:

                                     -----------------------------------

                                     By:
-------------------------               --------------------------------
Witness
                                        Its:
                                            ----------------------------

                                               and


ATTEST:                              By:
                                        --------------------------------

                                        Its:
                                            ----------------------------
-------------------------
Witness

                                      EXHIBIT A

                        DESCRIPTION OF DESIGNATED TERRITORY







----------------------               -------------------------------------------
FRANCHISOR                           DEVELOPER

                                     EXHIBIT B

                                DEVELOPMENT SCHEDULE


       You acknowledge and agree that a material provision of the Area Development Agreement is that the following number of Buffalo Wild Wings Restaurants must be opened and continuously operating in the Designated Territory during the term of the Area Development Agreement in accordance with the following Development Schedule:

-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
                                            DATE BY WHICH THE             CUMLATIVE NUMBER OF
               DATE BY WHICH FRANCHISE     RESTAURANT MUST BE      FRANCHISED RESTAURANTS REQUIRED TO
               AGREEMENT MUST BE SIGNED        OPENED AND               BE OPEN AND CONTINUOUSLY
  RESTAURANT   AND SITE APPROVAL REQUEST  CONTINUOUSLY OPERATING     OPERATING FOR BUSINESS IN THE
    NUMBER      MUST BE SUBMITTED TO US    FOR BUSINESS IN THE     DESIGNATED TERRITORY AS OF THE DATE
                                                TERRITORY                  IN PRECEDING COLUMN
-------------------------------------------------------------------------------------------------------
      1         Date of this Agreement                                              1

-------------------------------------------------------------------------------------------------------
      2                                                                             2

-------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------

For purposes of determining compliance with the above Development Schedule, only the Restaurants actually open and continuously operating for business in the Designated Territory as of a given date will be counted toward the number of Restaurants required to be open and continuously operating for business.